Exhibit 99.1

105 Carnegie Center Princeton, NJ 08540

FOR IMMEDIATE RELEASE

CONTACT:	Barak Bar-Cohen, RCN Public Relations, (212) 842-7705
Jim Downing, RCN Investor and Public Relations, (609) 734-3718
Ellen Gonda, Brunswick Group, (212) 333-3810

RCN ANNOUNCES THIRD QUARTER 2003 RESULTS

PRINCETON, NJ, November 11, 2003—RCN Corporation (Nasdaq: RCNC) today announced its results for the quarter ended September 30, 2003. Revenues for the quarter were $115.0 million, a 6.1% increase from $108.4 million a year ago. RCN announced a net loss to common shareholders of $110.5 million, or $1.00 loss per average common share, compared to a loss of $169.2 million, or $1.54 loss per average common share in the third quarter of 2002, including income from discontinued operations.

Additionally, RCN intends to file its 3rd Quarter 2003 Form 10-Q with the Securities and Exchange Commission on Wednesday, November 12, 2003. Please see the section below, Where You Can Find More Information, for details on obtaining a copy of the proposed filing.

RCN is a 50/50 partner in Starpower, a joint venture serving the Washington, D.C. metropolitan area. Starpower’s results are not included in RCN’s financial statements prepared in accordance with generally accepted accounting principles (“GAAP”). RCN management evaluates the financial and operational performance of the Company based on results that include Starpower. Including Starpower’s results, revenues for the quarter ended September 30, 2003 were $135.6 million, a 4.9% increase from $129.3 million in the third quarter of 2002. Including Starpower, consolidated adjusted EBITDA[1] was $2.4 million, compared to a loss of $21.0 million in the third quarter of 2002.

Including Starpower, RCN finished the quarter with 1,390,402 marketable homes, with 436,020 customers on its network, of which 187,161, or 42.9%, were taking one of the ResiLinkSM bundles. ResiLink customers ended the quarter with an average of 3.3 services including long distance. Overall customer churn during the quarter was 2.8%.

Liquidity Update as of September 30, 2003

Cash burn for the quarter was $68.3 million, including $56.0 million for debt service expenses and fees. Capital expenditures totaled $28.5 million for the quarter, and $78.2 million year to date. Cash outlays for capital expenditures were down approximately 19% from the same quarter last year. The Company had $289.5 million of cash and short-term investments, which includes $142.6 million of short-term restricted investments, and $100 million of long-term restricted investments. The long-term restricted cash investment relates to the Company’s requirement to maintain at least $100

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RCN 3rd Quarter Results- continued

million in a cash collateral account for the benefit of its senior secured lenders. The Company had $1.67 billion of outstanding debt at the end of the quarter.

Debt Retirement

On August 18, 2003, RCN closed its cash tender offer to purchase its outstanding Senior Notes (the “Notes”) without distinguishing between the issues. The principal amount of Notes tendered was approximately $75.2 million. The company paid the aggregate purchase price including accrued interest through August 19, 2003, approximately $28.4 million, to the depositary for those Notes accepted for payment on August 20, 2003.

Financial Highlights and Key Ratios

Presented below is financial information reviewed by our senior management, chief operating decision makers, investors and industry analysts. Specifically, such financial information combines our GAAP financial results with the financial results of our Starpower joint venture as if it were a consolidated entity.

The following is a comparison of financial highlights and key ratios with and without the effect of Starpower. Financial measures in the “Without Starpower” column are based on directly comparable GAAP financial measures:

Metrics are for the Quarter Ended, or as of, September 30, 2003	As Presented	Without Starpower(GAAP)

Average residential revenue per customer 2	$ 89.51	$ 89.57

Percent increase in average residential revenues per	12.7%	13.1%
customer, over the quarter ended September 30, 2002

Average Services per Customer for the quarter ended	2.32	2.33
September 30, 2003

Percent increase in average services per customer,	8.0%	8.2%
year over year

Number of residential customers	436,020	387,352

Marketable homes	1,390,402	1,214,322

Percentage of customers at September 30, 2003 who	42.9%	43.5%
subscribe to an RCN bundle

Core residential revenue as a percent of total revenue	88.7%	92.5%

Adjusted EBITDA1 for quarter ended September 30, 2003	$ 2.4m	($0.7 m)

Adjusted EBITDA1 for quarter ended September 30, 2002	($21.0 m)	($22.5 m)

For a detailed presentation of financial measures calculated and presented in accordance with GAAP, see the Company’s quarterly report on Form 10-Q.

2

[1] Adjusted EBITDA — Non GAAP measure calculated as net income (loss) before interest, tax, depreciation and amortization, stock based compensation, extraordinary gains and special charges, that the Company and its chief decision-makers use to measure performance and liquidity. Other companies may calculate and define EBITDA differently than RCN.

[2] Average Revenue per Customer – Due to a multiple billing systems platform, the number of Residential Customers is actual where the Convergent Billing System was implemented, and based on an algorithm in non-converted markets. The final markets, Chicago and New York, were converted in the fourth quarter of 2002.

About RCN Corporation

RCN Corporation (Nasdaq: RCNC) is the nation’s first and largest facilities-based competitive provider of bundled phone, cable and high speed Internet services delivered over its own fiber-optic local network to consumers in the most densely populated markets in the U.S. RCN has more than one million customer connections and provides service in the Boston, New York, Philadelphia/Lehigh Valley, Chicago, San Francisco, Los Angeles and Washington, D.C. metropolitan markets.

Where You Can Find More Information

We, as a reporting company, are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. You may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC.

RCN intends to file its 3rd Quarter Form 10-Q on Wednesday, November 12, 2003. Until Wednesday, investors wishing to access the preliminary Form 10-Q can do so at RCN’s website. The address of that website is http://www.rcn.com/investor/secfilings.php.

Since September 30, 2003, all reports pursuant to the Exchange Act that we have filed with, or furnished to, the SEC have been timely posted on our website.

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RCN 3rd Quarter Results- continued

Forward-Looking Statement

Some of the statements made by RCN in these statements are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements as a result of a number of factors. RCN believes that the primary factors include, but are not limited to, availability of financing, ability to obtain regulatory approvals, uncertainty relating to economic conditions, ability to attract and retain qualified management and other personnel, changes in government and regulatory policies, pricing and availability of equipment, materials, inventory and programming, our ability to meet the requirements in our franchise agreements, the number of potential customers in a target market, the completion of acquisitions or divestitures, acceptance of the Company’s services, development and implementation of business support systems for provisioning and billing, the availability and success of strategic alliances or relationships, ability to overcome significant operating losses, RCN’s ability to develop and penetrate existing and new markets, technological developments and changes in the industry, changes in the competitive environment in which RCN operates and ability to produce sufficient cash flow. Additional information concerning these and other important factors can be found in RCN’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors.

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RCN CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Dollars in Thousands) (Unaudited)

	Three Months Ended September 30, 2003			Three Months Ended September 30, 2002
Sales:	RCN Including Starpower(1)	Less Starpower(2)	RCN GAAP	RCN Including Starpower(1)	Less Starpower(2)	RCN GAAP
Voice	$ 39,891	$ 3,627	$ 36,264	$ 38,343	$ 3,908	$ 34,435
Video	56,907	6,784	50,123	51,151	6,033	45,118
Data	32,463	9,154	23,309	31,411	9,649	21,762
Other	6,370	1,075	5,295	8,395	1,330	7,065

Total sales	135,631	20,640	114,991	129,300	20,920	108,380
Costs & expenses, excluding
non-cash stock based
compensation, depreciation
and amortization,
and special charges
Direct expenses	46,375	5,295	41,080	46,906	5,329	41,577
Operating and SG&A	86,810	12,202	74,608	103,377	14,076	89,301

Adjusted EBITDA (3) from continuing
operations before non-cash stock
based compensation, asset
impairment and special charges	2,446	3,143	(697)	(20,983)	1,515	(22,498)
Non-cash stock based compensation	3,180	57	3,123	10,902	--	10,902
Impairment and special charges	25,371	--	25,371	(20)	--	(20)
Depreciation and amortization	57,746	5,057	52,689	59,726	4,872	54,854

Operating loss	(83,851)	(1,971)	(81,880)	(91,591)	(3,357)	(88,234)
Investment income	1,742	18	1,724	2,614	21	2,593
Interest expense	43,496	--	43,496	47,099	--	47,099
Gain on early extinguishment of debt	45,733	--	45,733	--	--	--
Other income (expense), net	644	--	644	1,101	--	1,101

Loss from continuing operations
before income taxes	(79,228)	(1,953)	(77,275)	(134,975)	(3,336)	(131,639)
Income tax provision (benefit)	(12)	--	(12)	--	--	--

Loss from continuing operations
before equity in unconsolidated
entities and minority interest	(79,216)	(1,953)	(77,263)	(134,975)	(3,336)	(131,639)
Equity in income of
unconsolidated entities	8,277	547	7,730	1,620	1,668	(48)
Minority interest in loss of
consolidated entities	547	547	--	1,668	1,668	--

Net loss from continuing operations	(70,392)	(859)	(69,533)	(131,687)	--	(131,687)
Income from discontinued
operations, net of tax	2,704	--	2,704	3,404	--	3,404

Net loss	(67,688)	(859)	(66,829)	(128,283)	--	(128,283)
Preferred dividend and
accretion requirements	43,705	--	43,705	40,871	--	40,871

Net loss to common shareholders	$ (111,393)	$ (859)	$ (110,534)	$ (169,154)	$ --	$(169,154)

Basic and diluted loss
per common share:
Net loss from continuing operations	$ (1.02)		$ (1.02)	$ (1.57)		$ (1.57)
Net income from
discontinued operations	0.02		0.02	0.03		0.03

Net loss to common shareholders	$ (1.00)		$ (1.00)	$ (1.54)		$ (1.54)

Weighted average shares
outstanding, basic and diluted	111,401,962		111,401,962	109,798,588		109,798,588

(1)	Excludes results of Carmel, NY operations which is included as a discontinued operation for GAAP purposes.

(2)	RCN owns 50% of Starpower, a joint venture in the Washington, D.C. market which is accounted for as an equity investment in our condensed consolidated financial statements. Results of operations of Starpower have been presented here net of related party transactions with RCN.

(3)	Adjusted EBITDA - Non GAAP measure calculated as net loss before interest, tax, depreciation and amortization, stock based compensation, extraordinary gains and special charges that the Company and its chief decision-makers use to measure performance and liquidity. Other companies may calculate and define EBITDA differently than RCN

RCN CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Dollars in Thousands) (Unaudited)

	Nine Months Ended September 30, 2003			Nine Months Ended September 30, 2002
Sales:	RCN Including Starpower(1)	Less Starpower(2)	RCN GAAP	RCN Including Starpower(1)	Less Starpower(2)	RCN GAAP
Voice	$ 120,861	$ 11,321	$ 109,540	$ 110,276	$ 11,172	$ 99,104
Video	170,182	20,798	149,384	149,971	17,566	132,405
Data	95,318	26,685	68,633	94,300	29,246	65,054
Other	24,011	4,521	19,490	30,572	4,413	26,159

Total sales	410,372	63,325	347,047	385,119	62,397	322,722
Costs & expenses, excluding
non-cash stock based
compensation, depreciation and
amortization, and special charges
Direct expenses	140,066	16,775	123,291	146,370	15,556	130,814
Operating and SG&A	262,305	36,785	225,520	312,403	37,013	275,390

Adjusted EBITDA (3) from
continuing operations before
non-cash stock based
compensation, asset impairment
and special charges	8,001	9,765	(1,764)	(73,654)	9,828	(83,482)
Non-cash stock
based compensation	8,045	75	7,970	25,304	--	25,304
Impairment and special charges	31,948	--	31,948	889,745	--	889,745
Depreciation and amortization	163,416	15,059	148,357	228,942	16,812	212,130

Operating loss	(195,408)	(5,369)	(190,039)	(1,217,645)	(6,984)	(1,210,661)
Investment income	5,470	52	5,418	11,823	84	11,739
Interest espense	138,403	2	138,401	126,718	--	126,718
Gain on early
exstinguishment of debt	45,733	--	45,733	13,073	--	13,073
Other income (expense), net	9,007	(75)	9,082	(70,643)	(70,688)	45

Loss from continuing operations
before income taxes	(273,601)	(5,394)	(268,207)	(1,390,110)	(77,588)	(1,312,522)

Income tax provision (benefit)	--	--	--	(880)	--	(880)

Loss from continuing operations
before equity in
unconsolidated entities
and minority interest	(273,601)	(5,394)	(268,207)	(1,389,230)	(77,588)	(1,311,642)
Equity in income of
unconsolidated entities	21,114	2,697	18,417	14,830	38,794	(23,964)
Minority interest in loss
of consolidated entities	2,697	2,697	--	75,444	38,794	36,650

Net loss from continuing
operations	(249,790)	--	(249,790)	(1,298,956)	--	(1,298,956)
Income from discontinued
operations, net of tax	174,125	--	174,125	7,319	--	7,319

Net loss	(75,665)	--	(75,665)	(1,291,637)	--	(1,291,637)
Preferred dividend and
and accretion requirements	128,946	--	128,946	120,589	--	120,589

Net loss to common shareholders	$ (204,611)	$ --	$(204,611)	$ (1,412,226)	$ --	$(1,412,226)

Basic and diluted loss
per common share:
Net loss from
continuing operations	$ (3.42)		$ (3.42)	$ (13.47)		$ (13.47)
Net income from
discontinued operations	1.57		1.57	0.07		0.07

Net loss to
common shareholders	$ (1.85)		$ (1.85)	$ (13.40)		$ (13.40)

Weighted average shares
outstanding, basic
and diluted	110,712,231		110,712,231	105,354,946		105,354,946

(1)	Excludes results of Carmel, NY operations which is included as a discontinued operation for GAAP purposes.

(2)	RCN owns 50% of Starpower, a joint venture in the Washington, D.C. market which is accounted for as an equity investment in our condensed consolidated financial statements. Results of operations of Starpower have been presented here net of related party transactions with RCN.

(3)	Adjusted EBITDA - Non GAAP measure calculated as net loss before interest, tax, depreciation and amortization, stock based compensation, extraordinary gains and special charges that the Company and its chief decision-makers use to measure performance and liquidity. Other companies may calculate and define EBITDA differently than RCN

RCN CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Thousands) (Unaudited)

	September 30,	December 31,
	2003	2002
ASSETS
Current assets:
Cash and temporary cash investments	$ 46,939	$ 49,365
Short-term investments	--	227,641
Accounts receivable from related parties	13,269	10,068
Accounts receivable, net of reserve for
doubtful accounts of $6,577 and $10,653	50,534	55,120
Unbilled revenues	473	770
Interest and dividends receivable	1,274	1,595
Prepayments and other current assets	31,218	17,757
Short-term restricted investments	142,565	34,920
Current assets of discontinued operations	3,524	5,985

Total current assets	289,796	403,221
Property, plant and equipment, net of accumulated
depreciation of $916,121 and $777,580	1,097,490	1,213,383
Investments in joint ventures and equity securities	241,874	228,231
Intangible assets, net of accumulated
amortization of $18,217 and $64,912	1,551	1,741
Goodwill, net	6,130	6,130
Long-term restricted investments	100,000	--
Deferred charges and other assets	40,862	43,595
Noncurrent assets of discontinued operations	26,315	93,980

Total assets	$1,804,018	$1,990,281

	September 30,	December 31,
	2003	2002
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Current maturities of long-term debt	$ 44,229	$ 37,417
Accounts payable	22,531	27,273
Accounts payable to related parties	7,670	13,833
Advance billings and customer deposits	26,983	26,770
Accrued exit costs	38,575	30,667
Accrued expenses	142,500	174,632
Current liabilities of discontinued operations	3,826	7,723

Total current liabilities	286,323	318,315
Long-term debt	1,623,758	1,706,997
Other deferred credits	4,927	4,166
Minority interest	--	791
Redeemable preferred stock	2,433,373	2,304,426
Common shareholders' deficit	(2,544,363)	(2,344,414)

Total liabilities and shareholders' deficit	$ 1,804,018	$ 1,990,281

CONNECTIONS (1)	RCN Corporation - Quarterly Connections

	2Q02	3Q02	4Q02	1Q03	2Q03	3Q03
RCN including Starpower
Voice	243,006	252,008	252,141	256,205	262,202	269,701
Video	394,185	396,800	397,320	396,801	400,834	407,955
Data	131,201	141,941	152,331	165,197	174,588	187,431

Subtotal Network Connections:	768,392	790,749	801,792	818,203	837,624	865,087

Resale	19,454	16,949	16,169	14,498	12,922	11,392
Dial-up	311,669	296,759	281,141	267,219	208,230	208,406

Total Service Connections:	1,099,515	1,104,457	1,099,102	1,099,920	1,058,776	1,084,885

Long Distance	--	126,811	178,232	176,220	175,366	177,390
Marketable Homes	1,362,383	1,365,131	1,368,365	1,384,654	1,382,829	1,390,402

Starpower
Voice	21,365	24,191	24,590	25,435	26,551	28,197
Video	35,296	37,380	39,120	39,159	39,477	40,600
Data	13,450	15,233	16,874	18,316	19,457	21,455

Subtotal Network Connections:	70,111	76,804	80,584	82,910	85,485	90,252

Resale	8,550	7,253	6,465	5,678	4,961	4,302
Dial-up	147,008	140,835	133,757	127,375	102,869	107,340

Total Service Connections:	225,669	224,892	220,806	215,963	193,315	201,894

Long Distance	--	25,013	23,870	22,110	20,968	21,118
Marketable Home	172,422	173,873	175,072	175,588	175,884	176,080

RCN without Starpower
Voice	221,641	227,817	227,551	230,770	235,651	241,504
Video	358,889	359,420	358,200	357,642	361,357	367,355
Data	117,751	126,708	135,457	146,881	155,131	165,976

Subtotal Network Connections:	698,281	713,945	721,208	735,293	752,139	774,835

Resale	10,904	9,696	9,704	8,820	7,961	7,090
Dial-up	164,661	155,924	147,384	139,844	105,361	101,066

Total Service Connections:	873,846	879,565	878,296	883,957	865,461	882,991

Long Distance	--	101,798	154,362	154,110	154,398	156,272
Marketable Homes	1,189,961	1,191,258	1,193,293	1,209,066	1,206,945	1,214,322

(1) excludes results of discontinued operations